AmTrust Financial Services, Inc. Reports First Quarter Operating Earnings(1) of $44.0 Million and Net Income of $39.1 Million

Book Value Per Share of $15.91, Up 7.4% Since December 31, 2011

First Quarter 2012 Financial Highlights

•	Operating diluted EPS (1) of $0.71 compared to $0.76 in the first quarter 2011; life settlement contracts had no impact on operating earnings per diluted share in the first quarter 2012 compared to a gain of $0.18 earnings per diluted share in the first quarter of 2011

•	Annualized operating return on equity(1) of 19.0% and annualized return on equity of 16.9%

•	Gross written premium of $601.7 million, up 35.5%, and net earned premium of $314.0 million, up 56.7% from first quarter 2011

•	Commission and other revenues of $100.2 million, up 32.7% from first quarter 2011

•	Operating earnings (1) of $44.0 million compared to $47.2 million in the first quarter 2011; first quarter 2012 results include gains on life settlement contracts of $50 thousand compared to a gain of $10.7 million in the first quarter of 2011

•	Net income of $39.1 million compared to $45.2 million from first quarter 2011

•	Diluted EPS of $0.63 compared to $0.74 in the first quarter 2011

•	Combined ratio of 88.5% compared to 86.9% in the first quarter 2011

•	Book value per share of $15.91, up 7.4% from $14.82 as of December 31, 2011

NEW YORK, May 1, 2012 (GLOBE NEWSWIRE) -- AmTrust Financial Services, Inc. (Nasdaq:AFSI) (“the Company”) today reported first quarter 2012 operating earnings (1) of $44.0 million, or $0.71 per diluted share, compared to $47.2 million, or $0.76 per diluted share, in the first quarter of 2011. Net income totaled $39.1 million, or $0.63 per diluted share, for the first quarter of 2012 compared to $45.2 million, or $0.74 per diluted share, in the first quarter of 2011. First quarter 2012 results included gains of $50 thousand from life settlement contracts, which had no impact on diluted earnings per share, compared to $10.7 million, or $0.18 earnings per diluted share, for first quarter 2011.

First Quarter 2012 Results

Total revenue of $414.2 million increased $138.4 million, or 50.2%, from $275.8 million in the first quarter of 2011. Gross written premium of $601.7 million rose $157.7 million, or 35.5%, from the first quarter in 2011. Net written premium of $359.8 million increased $125.8 million, or 53.7%, from $234.0 million in the first quarter in 2011. Net earned premium of $314.0 million increased $113.7 million, or 56.7%, from $200.3 million in the first quarter of 2011.

Commission and other revenues of $100.2 million increased $24.7 million, or 32.7%, from the first quarter of 2011 and represented 24.2% of total revenue. The combined ratio totaled 88.5% compared with 86.9% in the first quarter of 2011.

Ceding commissions, primarily related to the reinsurance agreements with Maiden Holdings, Ltd. ("Maiden"), totaled $46.3 million, up 29.7% from $35.7 million a year ago. During the quarter, AmTrust ceded $190.9 million of gross written premium and $166.3 million of earned premium to Maiden compared to $126.7 million of gross written premium and $113.9 million of earned premium ceded in the first quarter of 2011.

Total service and fee income of $40.5 million increased 60.9% from $25.2 million in the first quarter of 2011 and included $6.1 million from related parties compared with $3.4 million in the first quarter of 2011.

Investment income, excluding net realized gains and losses, totaled $14.5 million, an increase of 2.3% from $14.2 million in the first quarter of 2011. In addition, first quarter 2012 results include net realized investment losses of $1.1 million, or $0.7 million after-tax, on certain fixed income and equity investments compared with a gain of $0.4 million, or $0.3 million after-tax, in the first quarter of 2011.

Loss and loss adjustment expense totaled $199.9 million, an increase of $71.2 million from $128.7 million in the first quarter of 2011 and resulted in a loss ratio of 63.7% compared with 64.2% for the first quarter of 2011.

Acquisition costs and other underwriting expenses of $124.0 million increased $42.8 million from the first quarter of 2011. Acquisition costs and other underwriting expenses less ceding commissions totaled $77.8 million compared with $45.6 million in the first quarter of 2011. The expense ratio was 24.8%, up from 22.7% in the first quarter of 2011.

Other expenses of $35.6 million increased $15.4 million from $20.2 million in the first quarter of 2011.

Total assets of $6.1 billion increased 7.0% from $5.7 billion at December 31, 2011 and included a $160.0 million, or 7.7%, increase in cash, cash equivalents and investments to $2.2 billion. Shareholders' equity of $962.0 million increased 8.0% from $890.6 million at year-end 2011.

(1) References to operating earnings, operating diluted EPS, and operating return on equity are non-GAAP financial measures defined by the Company as net income, diluted earnings per share and return on equity excluding after-tax net realized investment gains and losses on securities, non-cash amortization of certain intangible assets, non-cash interest expenses associated with convertible senior notes, net of tax and foreign currency transaction gain and loss. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these non-GAAP measures and their reconciliation to GAAP.

Conference Call:

On May 1, 2012 at 9 a.m. ET, CEO Barry Zyskind and CFO Ron Pipoly will review these results via a conference call and webcast that may be accessed as follows:

Toll-Free Dial-in:   877.755.7421

Toll Dial-in (Outside the U.S):   973.200.3087

Webcast registration: http://ir.amtrustgroup.com/events.cfm

A replay of the conference call will be available at approximately 12:00 p.m. ET Tuesday, May 1, 2012 through May 8, 2012. To listen to the replay, please dial 800.585.8367 (within the U.S.) or 404.537.3406 (outside the U.S.) and enter replay passcode 73849221, or access http://ir.amtrustgroup.com/events.cfm.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

The AmTrust Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3280

Forward Looking Statements

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, successful integration of acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., American Capital Acquisition Corporation, or third party agencies and warranty administrators, difficulties with technology or data security, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F

CONTACT:	AmTrust Financial Services, Inc.

Investor Relations
Elizabeth Malone CFA
beth.malone@amtrustgroup.com
646.458.7924

Hilly Gross
hilly.gross@amtrustgroup.com
646.458.7925

AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Gross written premium	$601,687	$444,027

Premium income:
Net written premium	$359,777	$234,019
Change in unearned premium	(45,753)	(33,681)
Net earned premium	314,024	200,338

Ceding commission (primarily related party)	46,274	35,684
Service and fee income	40,538	25,189
Investment income, net	14,518	14,192
Net realized gain (loss)	(1,148)	415
Commission and other revenues	100,182	75,480

Total revenue	414,206	275,818

Loss and loss adjustment expense	199,929	128,696
Acquisition costs and other underwriting expense	124,025	81,234
Other expense	35,639	20,196
	359,593	230,126
Income before other, provision for income taxes, equity in earnings of unconsolidated subsidiaries and non-controlling interest	54,613	45,692

Other income (expense):
Interest expense	(7,091)	(3,754)
Foreign currency gain (loss)	421	(284)
Net gain (loss) on life settlement contracts	90	18,886
	(6,580)	14,848
Income before provision for income taxes, equity in earnings
of unconsolidated subsidiaries and non-controlling interest	48,033	60,540

Provision for income taxes(1)	(11,177)	(9,037)
Equity in earnings of unconsolidated subsidiary (related party)(1)	2,364	1,819
Net income	39,220	53,322
Non-controlling interest(1)	(134)	(8,139)
Net income attributable to Amtrust Financial Services, Inc.	$39,086	$45,183

Operating earnings attributable to Amtrust Financial Services, Inc.(2)	$43,999	$47,167

Earnings per common share:
Basic earnings per share	$0.65	$0.76
Diluted earnings per share	$0.63	$0.74
Operating diluted earnings per share(3)	$0.71	$0.76

Weighted average number of basic shares outstanding	60,286	59,565
Weighted average number of diluted shares outstanding	62,319	60,732

Combined ratio	88.5%	86.9%

Return on equity	16.9%	24.4%
Operating return on equity(4)	19.0%	25.4%

Reconciliation of net realized losses:
Other-than-temporary investment impairments	$-	$-
Impairments recognized in other comprehensive income	-	-
	-	-
Net realized gains on sale of investments	(1,148)	415
Net realized gains	$(1,148)	$415

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011

Cash, cash equivalents and investments	$2,238,747	$2,078,525
Premiums receivables	1,012,605	932,992
Goodwill and intangible assets, net	368,512	314,616
Total assets	6,104,571	5,678,747
Loss and loss expense reserves	1,968,588	1,879,175
Unearned premium	1,459,034	1,366,170
Trust preferred securities	123,714	123,714
Convertible senior notes	159,113	138,506
AmTrust's stockholders' equity	$962,042	$890,563

Book value per share	$15.91	$14.82

AmTrust Financial Services, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Reconciliation of net income attributable to AmTrust Financial Services, Inc.
to operating earnings attributable to AmTrust Financial Services, Inc.:
Net income attributable to Amtrust Financial Services, Inc.	$39,086	$45,183
Less: Net realized gains (loss) net of tax	(746)	270
Foreign currency transaction gain (loss)	421	(284)
Non cash interest on convertible senior notes net of tax	(398)	-
Non cash amortization of certain intangible assets	(4,190)	(1,970)
Operating earnings attributable to AmTrust Financial Services, Inc.(2)	$43,999	$47,167

Reconciliation of diluted earnings per share to diluted operating earnings per share:
Diluted earnings per share	$0.63	$0.74
Less: Net realized gains (loss) net of tax	(0.01)	-
Foreign currency transaction gain (loss)	0.01	-
Non cash interest convertible senior notes net of tax	(0.01)	-
Non cash amortization of certain intangible assets	(0.07)	(0.02)
Operating diluted earnings per share(3)	$0.71	$0.76

Reconciliation of return on equity to operating return on equity:
Return on equity	16.9%	24.4%
Less: Net realized gains (loss) net of tax	(0.3)%	0.1%
Foreign currency transaction gain (loss)	0.2%	(0.1)%
Non cash interest convertible senior notes net of tax	(0.2)%	-%
Non cash amortization of certain intangible assets	(1.8)%	(1.0)%
Operating return on equity(4)	19.0%	$25.4%

(1)	Prior year amounts have been reclassed to present the Company's non-controlling interest related to income on life settlement contracts on a pre-tax basis and the provision for income taxes has been reduced for an equivalent amount. Additionally, prior year amounts have been reclassed to present the Company's income from life settlement contracts included in its 21.25% ownership percentage of ACAC on a net basis. The impact of these reclasses reduced the Company's provision for income taxes by $3,305, reduced equity in earnings of unconsolidated subsidiaries by $1,304 and increased non-controlling interest by $2,001. There was no overall impact on net income attributable to
AmTrust Financial Services, Inc.

(2)	Operating earnings is a non-GAAP financial measure defined by the Company as net income less realized investment gain (loss) net of tax, foreign currency transaction gain (loss), non cash interest on convertible senior notes net of tax and non cash amortization of certain intangible assets and should not be considered an alternative to net income. The
Company's management believes that operating earnings is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company's earnings power. The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(3)	Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income less realized investment gain (loss) net of tax, foreign currency transaction gain (loss), non cash interest on convertible senior notes net of tax and non cash amortization of certain intangible assets divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share. The Company's management believes that diluted operating earnings per share is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(4)	Operating return on equity is a non-GAAP financial measure defined by the Company as net income less realized investment gain (loss) net of tax, foreign currency transaction gain
(loss), non cash interest on convertible senior notes net of tax and non cash amortization of certain intangible assets divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity. The Company's management believes that operating return on equity is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power. The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Gross written premium
Small Commercial Business	$232,351	$140,716
Specialty Risk and Extended Warranty	234,089	227,748
Specialty Program	104,638	49,976
Personal Lines Reinsurance	30,609	25,587
	$601,687	$444,027

Net written premium
Small Commercial Business	$118,890	$77,651
Specialty Risk and Extended Warranty	141,161	104,547
Specialty Program	69,117	26,234
Personal Lines Reinsurance	30,609	25,587
	$359,777	$234,019

Net earned premium
Small Commercial Business	$92,328	$61,861
Specialty Risk and Extended Warranty	135,573	84,577
Specialty Program	59,661	30,770
Personal Lines Reinsurance	26,462	23,130
	$314,024	$200,338

Loss Ratio
Small Commercial Business	64.1%	59.4%
Specialty Risk and Extended Warranty	61.5%	67.9%
Specialty Program	67.4%	64.0%
Personal Lines Reinsurance	64.5%	64.0%
Total	63.7%	64.2%

Expense Ratio
Small Commercial Business	27.9%	26.6%
Specialty Risk and Extended Warranty	19.1%	16.3%
Specialty Program	30.2%	25.5%
Personal Lines Reinsurance	30.5%	32.5%
Total	24.8%	22.7%

Combined Ratio
Small Commercial Business	92.1%	86.0%
Specialty Risk and Extended Warranty	80.6%	84.2%
Specialty Program	97.5%	89.6%
Personal Lines Reinsurance	95.0%	96.5%
Total	88.5%	86.9%